Exhibit 99.1

INCOME FUND

TEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2011

Letter from the CEOs                                                                                                                                           As of June 8, 2011

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the first quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

Fund Ten entered its liquidation period on May 1, 2010.  During the liquidation period, distributions generated from net rental and loan income and proceeds from equipment sales generally fluctuate as remaining leases and loans come to maturity or equipment is sold.  During the first quarter of 2011, we made distributions in the aggregate amount of $1,565,672.

Among the assets we own are 35.70% interests in two Aframax product tankers, the M/V Eagle Carina and the M/V Eagle Corona, that are bareboat chartered to AET Inc. Limited, a leading worldwide petroleum shipping company.  The bareboat charters are set to expire in November 2013.

On March 29, 2011, Fund Ten sold its portfolio of remaining leases with various United Kingdom lessees to Key Finance Group Limited for approximately $128,000.  The majority of the portfolio was comprised of manufacturing and technology equipment, including laptops, desktops and printers.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

First Quarter 2011 Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transaction

•
On April 29, 2011, we sold the cranes on lease to WPS, Inc. to Louisiana Machinery Company, LLC for $329,000.  We received a gross cash-on-cash return of approximately 191.17% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2011, our portfolio consisted primarily of the following investments.

•
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), which was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Carina Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by ICON Leasing Fund Twelve, LLC, an entity also managed by our Manager (“Fund Twelve”).  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

•
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), which was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Corona Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
Four promissory notes (the “Notes”) that are secured by an underlying pool of leases for point of sale equipment. The Notes were purchased at a significant discount and we received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  The aggregate purchase price for the Notes was approximately $31,573,000.  Our share of the purchase price was approximately $3,868,000.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.  On January 1, 2011, we exchanged our 12.25% ownership interest in a joint venture that owned the Notes for an assignment of our proportionate share of the future cash flows from the Notes.

•
Hospital bedside entertainment and communication terminals that were subject to lease with Premier Telecom Contracts Limited (“Premier”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), purchased the equipment for approximately $13,945,000 and the lease was scheduled to expire on December 31, 2012.  On January 30, 2009, ICON Premier restructured its lease financing with Premier in exchange for control of the parent company of Premier, Pretel Group Limited (“Pretel”), until such time as ICON Premier receives the expected return on its investment.  On December 31, 2010, ICON Premier terminated its lease financing with Premier in consideration for shares in Pretel equal to the outstanding balance of the lease financing.  In January 2011, ICON Premier sold 25% of Pretel to its new Chief Executive Officer for £100,000. This sale consisted of 25% of the voting rights of Pretel, including 25% of the existing equity at the close of the sale.

•
Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the M/V Dubai Star, (the “Dubai Star,” f/k/a the M/V ZIM Korea) and the M/V China Star (the “China Star,” f/k/a the M/V ZIM Canada), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  On July 1, 2009, we, through our wholly-owned subsidiaries, ICON Containership I, LLC (“ICON Containership I”) and ICON Containership II, LLC (“ICON Containership II”), satisfied all of the non-recourse loan obligations with respect to the vessels by repaying the balance due in the amount of $1,350,695, consisting of principal and interest outstanding as of such date.  As a result, all charter hire payments are being paid directly to ICON Containership I and ICON Containership II.  On October 30, 2009, ICON Containership I and ICON Containership II amended the bareboat charters for the Dubai Star and the China Star to restructure each respective charterer’s payment obligations.    The charter for the China Star was extended from June 30, 2014 to March 31, 2017 and the charter for the Dubai Star was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterer with additional flexibility while at the same time attempting to preserve our projected economic return on our investment.

•
A 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash.

Unguaranteed Residual Interests

We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops, and printers.  All of the leases expired at various dates through August 2009, but continue to be renewed in accordance with their terms. For the first quarter of 2011, we did not receive any residual proceeds from the sale of equipment.  Our target return on this investment has been achieved and we still expect to receive residual proceeds from this portfolio.

Revolving Line of Credit

As of March 31, 2011, the Fund and certain entities managed by our Manager (collectively, the “Borrowers”) were party to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  On May 10, 2011, the Loan Agreement was terminated.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions, and liquidation proceeds.  We paid distributions to our Manager in the amount of $15,657 for the three months ended March 31, 2011.  Additionally, our Manager’s interest in our net loss was $35,773 for the three months ended March 31, 2011.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2011	2010
ICON Capital Corp.	Manager	Management fees (1)	$125,094	$229,085
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	167,363	195,927
			$292,457	$425,012

(1) Amount charged directly to operations.

At March 31, 2011, we had an obligation of $117,363 due to our Manager and affiliates for administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	March 31,
	2011	December 31,
	(unaudited)	2010
Current assets:
Cash and cash equivalents	$3,797,674	$2,740,590
Current portion of net investment in finance leases	-	616,088
Current portion of notes receivable	623,294	-
Service contracts receivable	361,118	441,742
Equipment held for sale	23,393	23,393
Other current assets	674,299	845,417

Total current assets	5,479,778	4,667,230

Non-current assets:
Net investment in finance leases, less current portion	37,041,918	35,901,863
Leased equipment at cost (less accumulated depreciation of
$916,104 and $900,124, respectively)	2,135	18,115
Fixed assets (less accumulated depreciation of
$4,444,466 and $3,909,365, respectively)	2,522,162	2,804,715
Notes receivable, less current portion	335,799	-
Investments in joint ventures	17,928,821	24,531,251
Investments in unguaranteed residual values	-	128,368
Other non-current assets, net	48,453	83,213

Total non-current assets	57,879,288	63,467,525

Total Assets	$63,359,066	$68,134,755

Liabilities and Equity

Current liabilities:
Due to Manager and affiliates	$117,363	$171,156
Accrued expenses and other current liabilities	1,841,164	2,023,237

Total Liabilities	1,958,527	2,194,393

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	62,913,980	68,395,072
Manager	(676,937)	(621,572)
Accumulated other comprehensive loss	(1,732,312)	(1,964,780)

Total Members' Equity	60,504,731	65,808,720

Noncontrolling Interests	895,808	131,642

Total Equity	61,400,539	65,940,362

Total Liabilities and Equity	$63,359,066	$68,134,755

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Rental income	$160,197	$2,139,836
Finance income	1,520,305	1,344,221
Servicing income	1,248,347	1,489,289
(Loss) income from investments in joint ventures	(4,509,963)	695,302
Net gain on sales of equipment and unguaranteed residual values	588,889	194,607
Interest and other income	95,837	39,582

Total revenue	(896,388)	5,902,837

Expenses:
Management fees - Manager	125,094	229,085
Administrative expense reimbursements - Manager	167,363	195,927
General and administrative	1,943,538	1,500,109
Interest	6,348	8,578
Depreciation and amortization	402,508	1,657,130

Total expenses	2,644,851	3,590,829

Net (loss) income	(3,541,239)	2,312,008

Less: Net income attributable to noncontrolling interests	36,032	103,181

Net (loss) income attributable to Fund Ten	$(3,577,271)	$2,208,827

Net (loss) income attributable to Fund Ten allocable to:
Additional Members	$(3,541,498)	$2,186,739
Manager	(35,773)	22,088

	$(3,577,271)	$2,208,827

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,211

Net (loss) income attributable to Fund Ten per weighted
average additional share of limited liability company interests outstanding	$(23.89)	$14.75

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity

	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive Loss	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2010	148,211	$68,395,072	$(621,572)	$(1,964,780)	$65,808,720	$131,642	$65,940,362

Comprehensive income:
Net (loss) income	-	(3,541,498)	(35,773)	-	(3,577,271)	36,032	(3,541,239)
Change in valuation of interest
rate swap contracts	-	-	-	90,447	90,447	-	90,447
Currency translation adjustments	-	-	-	142,021	142,021	-	142,021
Total comprehensive income				232,468	(3,344,803)	36,032	(3,308,771)
Stock based compensation in subsidiary	-	221,553	2,238	-	223,791	74,597	298,388
Investment by noncontrolling interest in subsidiary	-	(611,132)	(6,173)	-	(617,305)	775,944	158,639
Cash distributions	-	(1,550,015)	(15,657)	-	(1,565,672)	(122,407)	(1,688,079)

Balance, March 31, 2010 (unaudited)	148,211	$62,913,980	$(676,937)	$(1,732,312)	$60,504,731	$895,808	$61,400,539

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net (loss) income	$(3,541,239)	$2,312,008
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Finance income	(1,520,305)	(1,344,221)
Loss (income) from investments in joint ventures	4,509,963	(695,302)
Net gain on sales of equipment and unguaranteed residual values	(588,889)	(194,607)
Depreciation and amortization	402,508	1,657,130
Stock based compensation	298,388	-
Loss on financial instruments	2,740	1,789
Changes in operating assets and liabilities:
Collection of finance leases	996,338	378,900
Service contracts receivable	45,699	(31,884)
Other assets, net	822,161	(17,370)
Deferred revenue	-	14,630
Due to/from Manager and affiliates, net	(54,332)	(7,414)
Accrued expenses and other current liabilities	(191,809)	(153,416)
Distributions from joint ventures	363,440	182,341

Net cash provided by operating activities	1,544,663	2,102,584

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	128,368	455,140
Repayments of note receivable	247,072	-
Purchase of equipment	-	(3,236)
Distributions received from joint ventures in excess of profits	568,060	860,075

Net cash provided by investing activities	943,500	1,311,979

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	-	700,000
Repayments of revolving line of credit, recourse	-	(100,000)
Proceeds from sale of subsidiary shares	158,639	-
Cash distributions to members	(1,565,672)	(3,218,731)
Distributions to noncontrolling interests	(122,407)	(418,868)

Net cash used in financing activities	(1,529,440)	(3,037,599)

Effects of exchange rates on cash and cash equivalents	98,361	(60,210)

Net increase in cash and cash equivalents	1,057,084	316,754
Cash and cash equivalents, beginning of the period	2,740,590	2,428,058

Cash and cash equivalents, end of the period	$3,797,674	$2,744,812

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2011	2010
Supplemental disclosure of non-cash investing and financing activities:
Transfer from leased equipment at cost to net investment in finance leases	$-	$2,440,135
Exchange of investment in joint venture for notes receivable	$1,251,414	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.